                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A) of the
                        Securities Exchange Act Of 1934

Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|      Preliminary proxy statement.               |_|      Confidential, for use of the
                                                             Commission only (as permitted
|X|      Definitive proxy statement.                         by Rule 14a-6(e)(2))

|_|      Definitive additional materials.

|_|      Soliciting material under Rule 14a-12.


                               REGISTER.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------


|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                           [REGISTER.COM, INC. LOGO]


                                                  April 27, 2001



Dear Stockholders:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Register.com, Inc., to be held at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 46th Floor, New York, New York 10019 on Thursday, May 24, 2001 at 10:00 a.m. (Eastern Daylight time).

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

         If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed Proxy Card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

         The Proxy Statement and the accompanying Proxy Card are first being mailed to the Stockholders of Register.com, Inc. entitled to vote at the Annual Meeting on or about April 30, 2001.

         We look forward to seeing you at the Annual Meeting.

                                        Sincerely,

                                        /s/ Richard D. Forman

                                        RICHARD D. FORMAN
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors


                             YOUR VOTE IS IMPORTANT

         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                               REGISTER.COM, INC.

                         575 Eighth Avenue, 11th Floor
                            New York, New York 10018

                               -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD AT 10:00 A.M. MAY 24, 2001

                               -----------------

TO THE STOCKHOLDERS OF REGISTER.COM, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Register.com, Inc., a Delaware corporation (the "Company"), will be held on Thursday May 24, 2001, at 10:00 a.m. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019, for the following purposes:

         1. To elect seven directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements.

         Only stockholders of record at the close of business on March 29, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy Card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy in the manner described in this Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

         A copy of the Company's Annual Report on Form 10-K and 2000 Annual Report to Stockholders for the year ended December 31, 2000 is enclosed with this Proxy Statement.

                                        By Order of the Board of Directors

                                        /s/  Richard D. Forman

                                        Richard D. Forman
                                        President, Chief Executive Officer and
New York, New York                      Chairman of the Board of Directors
April 27, 2001

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               REGISTER.COM, INC.

                               -----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

                               -----------------

General

         This Proxy Statement is furnished to stockholders of record of Register.com, Inc., a Delaware corporation (the "Company"), as of March 29, 2001 in connection with the solicitation of proxies by the board of directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on May 24, 2001 or at any adjournment or postponement (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th floor, New York, New York 10019. This Proxy Statement and accompanying Proxy Card are being mailed on or about April 30, 2001, to all stockholders entitled to vote at the Annual Meeting.

Purpose of Meeting

         The specific proposals to be considered and acted upon at the Annual Meeting are to (i) elect seven directors, (ii) ratify the appointment of PricewaterhouseCoopers LLP as independent auditors, and (iii) act upon such other matters as properly come before the Annual Meeting. These proposals are summarized in the accompanying Notice and are described in more detail in this Proxy Statement.

Voting

         On March 29, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 37,013,953 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.0001 per share, were outstanding. At the Annual Meeting, each stockholder of record at the close of business on March 29, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 575 Eighth Avenue, 11th Floor, New York, New York, 10018.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, are necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

         If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by the Board and (ii) FOR the ratification of PricewaterhouseCoopers LLP, independent public accountants, as our auditors for the fiscal year ending December 31, 2001, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 575 Eighth Avenue, 11th Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in our Proxy Statement relating to, and for consideration at, the 2002 Annual Meeting of Stockholders, by submitting their proposals to us in a timely manner. Such proposals will be so included if received at our principal executive offices not later than December 31, 2001 and otherwise complying with the requirements of Rule 14a-8.

         Furthermore, our bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2002 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice. The advance notice provisions provide, among other things, that notice of any nomination or proposal received by our Secretary at our principal executive offices not earlier than the close of business on January 24, 2002, nor later than the close of business on February 22, 2002 will be considered timely. The Proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of our bylaws (and which does not comply with the requirements of Rule 14a-8).

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                   ------------------------------------------


                      PROPOSAL ONE: ELECTION OF DIRECTORS

General

         The Board of Directors currently consists of seven persons. Each director elected will serve for a term of one year, expiring at the 2002 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The nominees listed below are currently directors of the Company. Mitchell I. Quain joined our Board of Directors on April 24, 2001 and Niles H. Cohen, who served as a Director since November 1995, resigned from the Board effective April 25, 2001.

         The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the directors. This means that the director nominee with the most affirmative votes for a particular position is elected for that position. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below. Withheld votes and abstentions have the effect of a vote "against" the nominee(s).

Nominees for Term Ending Upon the 2002 Annual Meeting of Stockholders

         Richard D. Forman has been our Chief Executive Officer since March 1996 and our President since March 1998. He has served as one of our Directors since our inception in 1994 and as Chairman of the Board since May 1999. Since 1994, Mr. Forman has served as the President of Lease On Line, Inc., a real estate brokerage and management firm. In addition, Mr. Forman has managed real estate in the New York City area since August 1992. Mr. Forman was formerly a consultant with Booz Allen & Hamilton, Inc. in its New York City and Sydney, Australia offices. Mr. Forman is the brother of Peter A. Forman, one of our directors and co-founders. In 1987, Mr. Forman graduated from the University of Pennsylvania's Management and Technology Program, and received his B.S. in Economics from the Wharton School of Business and B.S. in Electrical Engineering from the Moore School of Electrical Engineering. In 1992, Mr. Forman received his M.S. in Real Estate from New York University.

         Peter A. Forman, our co-founder, has served as one of our Directors since our inception. Mr. Forman served as our President from our inception until March 1998 and as Chairman of the Board from our inception until May 1999. Since January 1998, Mr. Forman has been a Managing Member of Forman Capital Management, which specializes in investing and assisting early stage financial and technology companies. From February 1999 to July 2000, Mr. Forman served as President of WellSet, a consumer and commercial products manufacturing, marketing, and distribution company. From August 1983 until February 1999, Mr. Forman served as the Chief Executive Officer of Ben Forman & Sons, Inc., a wholesale consumer products manufacturer. Mr. Forman is the brother of the Company's President and Chief Executive Officer, Richard D. Forman. Mr. Forman received his B.S. in Economics from the Wharton School of Business in 1983.

         Mark S. Hoffman has served as one of our Directors since March 1999. Since October 1994, he has been a Managing Director of Palisade Capital Management, LLC, the investment manager of Palisade Private Partnership, L.P. Mr. Hoffman is a director of several privately held companies, including C3i, YHD Realty, Show Digital, Inc. and Berdy Medical Systems, Inc. Mr. Hoffman received his B.S. in Economics from the Wharton School of Business in 1983.

         Samantha McCuen has served as one of our Directors since June 1999. She is a Managing Director of Sandler Capital Management. Ms. McCuen joined Sandler in January 1996 and is currently responsible for analyzing, structuring and managing Sandler's investments in public and private Internet and technology companies. She has been a principal of Sandler Internet Partners, L.P. since October 1999. From 1990 to 1996, Ms. McCuen held both equity research and investment banking positions at Morgan Stanley Dean Witter where she specialized in Internet and PC software companies. Ms. McCuen is also a director of Infocrossing, Inc. Ms. McCuen received her B.A. in Economics from Lehigh University in 1990.

         Mitchell I. Quain has served as one of our Directors since April 24, 2001. Mr. Quain served as Global Head of the Industrial Manufacturing Group of ING Barings LLC from 1997 until its recent acquisition by ABN-AMRO Bank N.V. He is currently serves as a Managing Director of ABN-AMRO. From June 1975 to May 1997, Mr. Quain was a Managing Director at Schroders, plc. He is currently a director of MagnaTek, Inc., Mechanical Dynamic, Inc. Strategic Distribution, Inc. and Titan International. Mr. Quain received his B.S. in Electrical Engineering from the University of Pennsylvania in 1973 and his M.B.A. from Harvard Business School in 1975.

         Jim Rosenthal has served as one of Directors since August 2000. He is the President of Television and New Media for New Line Cinema, a division of AOL Time Warner. His responsibilities include TV Sales and Distribution, TV Development and Production, Licensing and Merchandising as well as managing the company's online store and online auction site and overseeing web sites which promote the company's films and properties. He joined New Line in 1992 as head of Business Development. Prior to joining New Line, Mr. Rosenthal was a Senior Associate at Booz Allen & Hamilton, where he focused on business strategy and new business evaluation for media and entertainment clients. Mr. Rosenthal received his A.B. in Economics from Harvard College in 1985.

         Reginald Van Lee has served as one of our Directors since January 2000. Mr. Van Lee joined Booz Allen & Hamilton, Inc. in 1984 and has been a Vice President and Partner there since 1993. Mr. Van Lee, who specializes in international business strategy and management of technology-driven companies in the global communications, media and technology industries, is currently the Managing Partner of Booz Allen & Hamilton's New York City office, global leader of the firm's media and entertainment practice and a member of the firm's board of directors. Mr. Van Lee received his B.S. in Civil Engineering in 1979 and his M.S. in Civil Engineering in 1980 from the Massachusetts Institute of Technology. In 1984, Mr. Van Lee received his M.B.A. from Harvard Business School.

Director Compensation

         We pay our non-employee directors an annual fee of $4,000 and reimburse expenses incurred in connection with their attendance at board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the Board of Directors.

         Upon becoming a director, each non-employee director who is otherwise not affiliated with a stockholder who held shares prior to our initial public offering, receives a grant of options to purchase 35,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the close of business on the date of grant. Subject to the option holder's continuing service as a director, 50% of these options will vest upon the first anniversary of the individual's becoming a director and 50% will vest upon the second anniversary.

         In addition, each non-employee director who does not, directly or indirectly (including through an affiliate), own three percent of the Company's voting stock and who continues to serve as a director after an annual stockholders meeting will receive an option grant to purchase 5,250 shares of common stock, beginning with the first annual stockholders meeting held after the initial 35,000-share grant is fully vested. Each 5,250-share option grant will vest upon the director's completion of one year of board service measured from the grant date.

         Reginald Van Lee received options to purchase 35,000 shares of our Common Stock with an exercise price of $24.00 upon his joining our board. Fifty percent, or 17,500 of these options vested on January 26, 2001, the first anniversary of his becoming a director, and subject to his continuing service as a director, the remaining options will vest on the second anniversary. In addition, in consideration for consulting services that Mr. Van Lee provides to us, we have granted to him options to purchase an additional 9,450 shares of our Common Stock, with an exercise price of $24.00 and a vesting schedule identical to the vesting schedule for his other options.

         Jim Rosenthal received options to purchase 35,000 shares of our Common Stock with an exercise price of $15.75 upon joining our board. Subject to his continuing service as a director, 50% of these options will vest on the first anniversary of his becoming a director and the remaining 50% will vest on the second anniversary. Recommendation of the Board of Directors.

         Mitchell Quain received options to purchase 35,000 shares of our Common Stock with an exercise price of $6.55 upon joining our board. Subject to his continuing service as a director, 50% of these options will vest on the first anniversary of his becoming a director and the remaining 50% will vest on the second anniversary.

         Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS


         Upon the recommendation of the Audit Committee, Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the year ending December 31, 2001, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Although stockholder ratification of the selection of independent accountant is not required, the Board of Directors considers it desirable for the stockholders to vote upon this selection. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2000

Audit Fees:

         An aggregate of $282,382 was billed for professional services rendered for the audit of the Company's annual financial statements during the 2000 fiscal year and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

         The Company paid PricewaterhouseCoopers LLP $38,625 to provide advice regarding financial information systems design and implementation during the 2000 fiscal year.

All Other Fees

         Fees billed to the Company by PricewaterhouseCoopers LLP during the 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $560,846.

Auditor Independence

         The Audit Committee of the Board has considered whether provision of the non-audit services described above is compatible with maintaining the independent accountant's independence and has determined that these services have not adversely affected PricewaterhouseCoopers LLP's independence.

Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 29, 2001, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) the "Named Executive Officers" and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, and unless otherwise noted, can be reached at our principal executive offices located at 575 8th Avenue, 11th Floor, New York, NY 10018.


                                                                                  Shares Beneficially Owned
                                                                                ------------------------------
                                                                                  Number               Percent
                                                                                ----------             -------
Executive Officers and Directors
Richard D. Forman (1)..............................................              5,751,421              15.5%
Peter A. Forman (2)................................................              3,769,256              10.2
Mark S. Hoffman (3)................................................              1,748,999               4.7
Niles H. Cohen (4).................................................                899,107               2.4
Samantha McCuen (5)................................................              1,575,000               4.3
Mitchell I. Quain..................................................                     --               *
Jim Rosenthal......................................................                 10,000               *
Reginald Van Lee (6)...............................................                 22,225               *
Rene M. Mathis.....................................................                     --               *
Alan G. Breitman (7)...............................................                 17,504               *
Ronald A. Fried (8) ...............................................                 14,167               *
Robert D. Gardos (9)...............................................                170,833               *
Jack S. Levy (10)..................................................                 84,475               *
Sascha Mornell (11)................................................                 24,500               *
All directors and executive officers as a group (14 persons) (12)..             14,093,057              38.1
Principal Stockholders
Kenneth Greif (13).................................................              3,612,557               9.8
Staples, Inc. (14).................................................              3,954,700              10.7


----------
*        Represents less than 1%.

(1) Includes 3,076,113 shares of Common Stock held by RDF Ventures LLC, 37,800 shares of Common Stock held by the RDF 1999 Family Trust, warrants to purchase 699,717 shares of Common Stock at an exercise price of $0.97 per share, warrants to purchase 291 shares of Common Stock at an exercise price of $3.43 per share and currently exercisable options to purchase 1,937,500 shares of Common Stock at a weighted average price of $3.35 per share.

(2) Includes 350,000 shares of Common Stock held by Forman Capital Partners I, LP, warrants to purchase 548,247 shares of Common Stock at an exercise price of $0.97 per share and warrants to purchase 980 shares of Common Stock at an exercise price of $3.43 per share.

(3) Includes 1,328,999 shares of Common Stock owned by Palisade Private Partnership LP, and a warrant to purchase 420,000 shares of Common Stock at an exercise price of $2.14 per share. Mr. Hoffman is a member of Palisade Private Holdings, LLC, the General Partner of Palisade Private Partnership LP, Mr. Hoffman shares voting and investment power with respect to all shares beneficially owned by Palisade Private Partnership LP. Mr. Hoffman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in these entities.

(4) Includes warrants to purchase 110,834 shares of Common Stock at an exercise price of $0.36 per share and warrants to purchase 110,835 shares of Common Stock at an exercise price of $0.86 per share. Mr. Cohen resigned from the Board effective April 25, 2001.

(5) Includes 931,000 shares of Common Stock and warrants to purchase 186,200 shares of Common Stock at an exercise price of $3.43 per share owned by Sandler Capital IV Partners, LP, and 381,500 shares of Common Stock and warrants to purchase 76,300 shares of Common Stock at an exercise price of $3.43 per share owned by Sandler Capital IV FTE Partners, LP, Ms. McCuen is a Managing Director of Sandler Capital Management and may be deemed to share voting and investment power with respect to all shares beneficially owned by the Sandler Capital Entities. Ms. McCuen disclaims beneficial ownership of such shares except to the extent of her pecuniary interest in these entities.

(6) Includes currently exercisable options to purchase 22,225 shares of Common Stock at a weighted average price of $24.00.

(7) Includes warrants to purchase 2,919 shares of Common Stock at an exercise price of $3.43 per share. Mr. Breitman resigned in October 2000. All of Mr. Breitman's outstanding unexercised options expired on January 2, 2001.

(8) Includes currently exercisable options to purchase 14,067 shares of Common Stock at an exercise price of $8.91.

(9) Includes currently exercisable options to purchase 170,833 shares of Common Stock at a weighted average price of $3.16.

(10) Includes currently exercisable options to purchase 84,375 shares of Common Stock at a weighted average price of $7.62.

(11) Mr. Mornell resigned in August 2000. All of Mr. Mornell's outstanding unexercised options expired on November 25, 2000.

(12) Includes: Richard D. Forman, Peter A. Forman, Niles H. Cohen, Mark S. Hoffman, Samantha McCuen, Mitchell I. Quain, Jim Rosenthal, Reginald Van Lee, Rene M. Mathis, Ronald A. Fried, Robert D. Gardos, David W. Hirschler, Joseph E. LaManna and Jack S. Levy.

(13) Includes 1,570,401 shares of Common Stock held by the Greif I Trust, warrants to purchase 167,710 shares of Common Stock at an exercise price of $0.36 per share, 139,710 shares of Common Stock at an exercise price of $0.86 per share, 153,696 shares of Common Stock at an exercise price of $0.97 per share and warrants to purchase 1,386 shares of Common Stock at an exercise price of $3.43 per share. Mr. Greif's address is c/o Internet Web Builders, LLC, 1270 Avenue of the Americas, Suite 1905, New York, New York 10019.

(14) Includes warrants to purchase 918,239 shares of Common Stock at an exercise price of $0.97 per share, 700,000 shares of Common Stock at an exercise price of $0.0029 per share and 24,136 shares of Common Stock at an exercise price of $3.43 per share. The address of Staples, Inc. is 500 Staples Drive, Framingham, Massachusetts 01702.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth our executive officers, other key employees and directors, their ages and the positions they hold:


Name                                                   Age                       Position
----                                                   ---                       --------
Richard D. Forman..............................        36      President, Chief Executive Officer
                                                                 and Chairman of the Board of Directors
Rene M. Mathis.................................        47      Chief Financial Officer
Ronald A. Fried................................        40      Senior Vice President, Business Development and
                                                                 Mergers & Acquisitions
Robert D. Gardos...............................        28      Chief Technology Officer
David W. Hirschler.............................        39      Vice President of Global Marketing
Jack Kerins....................................        47      Vice President of Customer Service
Joseph E. LaManna..............................        39      Vice President of Sales
Jack S. Levy...................................        31      General Counsel and Secretary
Thomas Roth....................................        50      Vice President of Human Resources
Peter A. Forman................................        39      Director
Mark S. Hoffman (1)(2).........................        40      Director
Samantha McCuen (2)............................        32      Director
Mitchell I. Quain (2)..........................        49      Director
Jim Rosenthal..................................        37      Director
Reginald Van Lee (1)...........................        42      Director


----------
(1)      Member of compensation committee.

(2)      Member of audit committee.


   INFORMATION CONCERNING EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES WHO ARE
                                 NOT DIRECTORS

         Rene M. Mathis has served as our Chief Financial Officer since March 2001. From September 1999 to March 2001, Mr. Mathis was the Chief Financial Officer for Internet Financial Network, Inc. an internet start-up, where he assisted the company in a $30 million financing as well as its merger with Entrypoint to form Infogate. From February 1998 to September 1999, Mr. Mathis was the Vice President and the Controller for Thomson Learning, an international educational publisher, where he was responsible for overseeing its financial and accounting shared services centers located in the United States and United Kingdom. From February 1994 to February 1998 Mr. Mathis was the Chief Financial Officer and a Director of The New York Media Group, where he led a management buyout. Mr. Mathis received his B.S in accounting from Northern Illinois University in 1975 and received his M.B.A. from the Stern School of Business at New York University in 1996.

         Ronald A. Fried has served as our Senior Vice President of Business Development and Mergers & Acquisitions sine May 2000. From December 1997 to May 2000, Mr. Fried was the Vice President of Business Development for eglobe, Inc. where he managed acquisitions and strategic joint venture initiatives. From January 1997 to December 1997, Mr. Fried was the Vice President of Acquisitions and Development for Regency Health Services where he directed acquisitions of home health, pharmacy, infusion and home medical equipment companies. From April 1992 to January 1997, Mr. Fried was the Director of Development for Vitas Healthcare Corporation where he pursued expansion of the company's national hospice care network through acquisitions. Mr. Fried received his B.A. from the University of Maryland in 1981.

         Robert D. Gardos has served as our Chief Technology Officer since September 2000, and has been with the Company since June 1998. From June 1999 until September 2000, Mr. Gardos served as our Vice President of Technology and from June 1998 until June 1999, Mr. Gardos served as our Director of Information Systems. From May 1997 to May 1998, Mr. Gardos was the Chief Financial Officer for Touchlink, a privately held company that he co-founded to provide public Internet kiosks. From December 1994 to April 1997, Mr. Gardos was a Senior Consultant for Ernst & Young where he managed system selection and implementation projects. From January 1994 to December 1994, Mr. Gardos was an analyst for UMS Management group, a firm specializing in utility consulting. Mr. Gardos received his B.S. in Economics from the Wharton School of Business, with a concentration in Finance in 1993.

         David W. Hirschler has served as our Vice President of Global Marketing since January 2001. From January 2000 to January 2001, Mr. Hirschler was the Vice President of Marketing for Vault.com, where he ran the company's marketing and product development operations. From June 1997 to December 2000, Mr. Hirschler was the Category Director of oral care products for Unilever where he ran the company's domestic oral care division. From January 1996 to June 1997, Mr. Hirschler was the Director of Marketing for Remy Cointreau S.A., where he managed the company's liqueur business in North and South America. From April 1991 to January 1996 Mr. Hirschler held various marketing positions at Colgate Palmolive. Mr. Hirschler received his B.A. from the University of Rochester in 1983 and received his M.B.A. from the J.L. Kellogg School of Management at Northwestern University in 1988.

         Jack Kerins has served as our Vice President of Customer Service since March 2000. From May 1984 to March 2000, Mr. Kerins was President, ICT Management Services with ICT Group, Inc. Mr. Kerins received his B.A. in political science from Trenton State University and has done graduate work at the University of Delaware.

         Joseph E. LaManna has served as our Vice President of Global Sales since October 2000. From August 1999 to September 2000, Mr. LaManna was the Vice President of Vertical Market and Major Account Sales for Applied Theory Corporation, where he was responsible for the education, healthcare, state government and federal government vertical markets. From October 1984 to August 1999, Mr. LaManna held various senior level sales and marketing positions within the NYNEX/Bell Atlantic family of companies, most recently, he was the Director of Sales for the Healthcare and Education vertical markets divisions of Bell Atlantic. Mr. LaManna received his B.B.A., with a major in marketing, from Iona College in 1984 and his M.B.A., with a co-major in finance and international business studies, from New York University in 1996.

         Jack S. Levy has served as our General Counsel and Secretary since October 1999. From September 1996 until October 1999, Mr. Levy was an associate in the corporate department of Willkie Farr & Gallagher. Mr. Levy received his B.A. in Government from Harvard College in 1992 and his J.D. from Columbia Law School in 1996.

         Thomas Roth has served as our Vice President of Human Resources since August 2000. From November 1996 until August 2000, Mr. Roth was the head of Human Resources and Administration for the Information and Technology Group at McKinsey & Company. From April 1994 to November 1996, Mr. Roth was the Chief Administrative Officer at Kiwi International Airlines. From 1982 to 1994, Mr. Roth held various positions at J.P. Morgan & Co., including Vice President of Human Resources from 1987 to 1994. Mr. Roth received his B.A. in philosophy and religion from Ursinus College in 1981.

Executive Compensation

         The following table provides certain summary information concerning the compensation earned for each of the last three years by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2000. In addition, Messrs. Breitman and Mornell are also included in the table because they would have been among the four most highly compensated executive officers of the Company on the last day of the 2000 fiscal year had they not resigned earlier during that year. The listed individuals are hereinafter referred to as the "Named Executive Officers".

                           Summary Compensation Table


                                                                                                  Long-Term
                                                             Annual Compensation(1)             Compensation
                                                        ------------------------------        Awards Underlying        All Other
Name and Principal Position                Year         Salary($)             Bonus($)              Option           Compensation
---------------------------                ----         ---------             --------        -----------------      ------------
Richard D. Forman.....................     2000          $200,000             $25,000               525,000                 --
President and Chief Executive              1999           162,737              30,000                    --                 --
Officer                                    1998           114,462              20,000             1,750,000                 --

Ronald A. Fried.......................     2000           121,827              10,000               150,000                 --
Senior Vice President, Business            1999                -- (2)              --                    --                 --
Development and Mergers &
Acquisitions                               1998                --                  --                    --                 --

Robert D. Gardos (3)..................     2000           133,269              75,000               101,500                 --
Vice President Technology                  1999            88,538              50,000               105,000                 --
                                           1998            45,923                  --               105,000                 --

Jack S. Levy (4)......................     2000           121,811              25,000                70,875            $75,000 (5)
General Counsel and Secretary              1999            18,344                  --                    --            $25,000 (6)
                                           1998                --                  --                    --                 --

Alan G. Breitman (7)..................     2000            97,115               2,083                61,250                 --
Vice President Finance and                 1999            97,019              60,000               175,000                 --
Treasurer                                  1998            10,096                  --                    --                 --

Sascha A. Mornell (8).................     2000            99,808                  --               120,375                 --
Vice President Marketing                   1999           102,000              50,000                17,500                 --
                                           1998            47,500                  --               210,000                 --


----------
(1) In accordance with the rules of the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Executive Officers for the years ended 1998, 1999 and 2000.

(2)      Ronald A. Fried started with us in April 2000.

(3)      Robert D. Gardos started with us in June 1998.

(4)      Jack S. Levy started with us in October 1999.

(5) Consists solely of special bonus payments paid under Mr. Levy's employment agreement.

(6)      Consists solely of a signing bonus.

(7) Alan G. Breitman started with us in November 1998, and resigned in October 2000.

(8)      Sascha A. Mornell started with us in May 1998, and resigned in August
         2000.

Stock Option Grants

         The following table contains information concerning the stock options granted to the Named Executive Officers during the year ended December 31, 2000. All the grants were made under the Company's 1999 Stock Option Plan and 2000 Stock Incentive Plan. The Company has not granted any stock appreciation rights.


               Option Grants During Year Ended December 31, 2000


                                             Individual Grants
                            ---------------------------------------------------    Potential Realizable
                                          % of Total                              Value at Assumed Annual
                             Number of     Options                                 Rates of Stock Price
                               Shares     Granted to                              Appreciation for Option
                             Underlying   Employees     Exercise                         Term (2)
                              Options     in Fiscal     Price Per    Expiration   ------------------------
Name                        Granted (1)    Year (2)       Share         Date          5%            10%
----                        -----------   ----------    ---------    ----------   ----------    ----------
Richard D. Forman........      175,000        5.0%        26.40       2/27/10     $4,560,905    $7,262,479
                               175,000        5.0         33.60       2/27/10      4,560,905     7,262,479
                               175,000        5.0         38.40       2/27/10      4,560,905     7,262,479

Ronald A. Fried..........       75,000        2.1         25.4375     4/24/10      3,107,626     4,948,374
                                75,000        2.1         25.4375     4/24/10      3,107,626     4,948,374

Robert D. Gardos.........       70,000        2.0         12.86       1/27/10      1,466,331     2,334,887
                                31,500        0.9         24.00       2/27/10        820,963     1,307,246

Jack S. Levy.............       70,875        2.0         24.00       2/27/10      1,847,167     2,941,304

Alan G. Breitman.........       35,000        1.0         12.86       1/27/10        733,165     1,167,443
                                26,250        0.7         24.00       2/27/10        684,136     1,089,372

Sascha A. Mornell........       52,500        1.5         12.86       1/27/10      1,099,748     1,751,165
                                60,000        1.7         24.00       2/27/10      1,563,739     2,489,993
                                 7,875        0.2         24.00       2/27/10        202,895       323,077


----------
(1) The options shown in this table begin to vest in 42 equal monthly installments commencing six months after the date of grant.

(2) During 2000, the Company granted employees options to purchase an aggregate of 3,501,674 shares of Common Stock.

(3) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Exercise and Year-End Values

         The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2000 Fiscal Year and unexercised options held by them at of the end of that fiscal year.


      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                                 Option Values


                                                             Number of Shares Underlying         Value of Unexercised
                                                            Unexercised Options at Fiscal      In-the-Money Options at
                                 Shares                                Year End                 December 31, 2000 (2)
                              Acquired on        Value      -----------------------------    ----------------------------
Name                            Exercise     Realized (1)    Exercisable    Unexercisable    Exercisable    Unexercisable
----                          -----------    ------------    -----------    -------------    -----------    -------------
Richard D Forman........               --              --      1,875,000         400,000     $10,801,000              --
Ronald A. Fried.........               --              --          3,571         146,429              --              --
Robert D. Gardos........               --              --        141,667         169,833         792,647        $487,303
Jack S. Levy............               --              --         45,312         148,063         170,581         511,744
Alan G. Breitman........           80,834      $  941,528          3,811              --              --              --
Sascha A. Mornell.......          157,500       1,942,159             --              --             ---              --


----------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $7.00 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on December 29, 2000, less the option exercise price payable per share.

Employment Agreements

         We have entered into employment agreements with each of Richard D. Forman, our President and Chief Executive Officer and Jack S. Levy, our General Counsel. We also have a letter agreement with Rene M. Mathis, our Chief Financial Officer.

         Richard D. Forman.

         Mr. Forman's employment agreement with us became effective as of February 27, 2000 and has an initial term of 42 months, with automatic renewal for successive one-year terms unless we or Mr. Forman give notice of cancellation at least 90 days prior to the expiration of the agreement. The agreement entitles Mr. Forman to receive a base salary of $200,000 per year, discretionary annual bonuses and fringe benefits such as medical and dental coverage, short and long term disability and life insurance.

         In addition, we granted Mr. Forman stock options under our 2000 Stock Incentive Plan to purchase up to 525,000 shares of Common Stock, of which:

         o options to purchase 175,000 shares will have an exercise price of $26.40;

         o options to purchase 175,000 shares will have an exercise price of $33.60; and

         o options to purchase 175,000 shares will have an exercise price of $38.40.

         These stock options are to vest in equal monthly amounts over a 42-month period, as long as Mr. Forman is employed by us. The options with an exercise price of $26.40 will vest first, over a 14-month period beginning on the date of the grant; the options with an exercise price of $33.60 will vest over the following 14 months; and the option with an exercise price of $38.40 will vest over the remaining 14 months of the 42-month period.

         The vesting of Mr. Forman's stock option will accelerate in full upon the termination of Mr. Forman's employment by us without cause or by him for good reason. In addition, if his employment is terminated without cause or for good reason, Mr. Forman will be entitled to a lump-sum severance payment in an amount equal to one month's base salary multiplied by the number of months remaining in the contract term or 12 months, whichever number is greater. He would also be entitled to medical and dental benefits for himself and his eligible dependents under COBRA for a period of 18 months following the date of termination. Mr. Forman is also entitled to an additional payment in order to compensate him for any "golden parachute" excise tax that he incurs as a result of receiving the severance payments and benefits provided for in the employment agreement.

         In addition, if Mr. Forman's employment is terminated without cause or for good reason, or due to his death or disability, he will be entitled to any earned but unpaid salary, as well as accrued but unused vacation, any unpaid bonus accrued prior to the date of termination, a pro rata bonus for the year in which the termination occurs, reimbursement for business expenses and any payments or benefits due under our policies or benefit plans. Mr. Forman may terminate his employment upon one month's written notice to us.

         Mr. Forman is prohibited under his employment agreement from using or disclosing any of our confidential information at any time in the future and has assigned to us all rights to any inventions he develops during his employment that pertain to our business or that are developed during work time or using our material or facilities. Mr. Forman is also prohibited from competing with us or soliciting any of our customers or employees during his employment and for a period of one year thereafter.

         In connection with Mr. Forman's prior employment agreement with us, he received options to purchase up to 1,750,000 shares of Common Stock, of which:

         o options to purchase 525,000 shares have an exercise price of $0.17 per share;

         o options to purchase 350,000 shares have an exercise price of $0.46 per share;

         o options to purchase 350,000 shares have an exercise price of $0.86 per share; and

         o options to purchase 525,000 shares have an exercise price of $1.71 per share.

All of Mr. Forman's options under his prior employment agreement are fully vested and are exercisable at any time prior to January 4, 2003.

         Rene M. Mathis

         We have a letter agreement dated March 12, 2001 with Mr. Mathis which confirms the terms of his employment. The letter provides that his employment will be "at will" and may be terminated at any time by either party. Mr. Mathis is entitled to an annual salary of $225,000, which will be reviewed on an annual basis and an annual bonus of not less than $50,000. We also granted Mr. Mathis options to purchase 160,000 shares of our Common Stock at an exercise price of $5.625. These options begin vesting on September 12, 2001 and will vest ratably on a monthly basis for a period of 42 months.

         We also issued Mr. Mathis 26,667 restricted shares of our Common Stock at a purchase price of $0.001 per share. These shares are subject to our repurchase right which expires on March 12, 2004.

         The letter agreement provides that if Mr. Mathis' employment with us is terminated without cause at any time, he will receive that portion of his bonus prorated for any partial year since the last bonus payment and our repurchase right with respect to the 26,667 shares of our Common Stock will lapse proportionately based on the number of months he worked for us. If Mr. Mathis is terminated without cause within the first 12 months of his employment, he will receive his base salary for a period of six months from the effective date of notice of termination. If he is terminated without cause after the first 12 months of his employment, Mr. Mathis will receive his base salary for a period of three months from the effective date of notice of termination.

         Jack S. Levy

         Mr. Levy's employment agreement with us became effective as of October 11, 1999. The agreement provides for a one-year term, followed by extensions of 45-day periods, unless terminated by either party. Mr. Levy is entitled to an annual salary of at least $116,327 and received a signing bonus of $25,000. Mr. Levy also received a $50,000 cash bonus within 15 days of the closing of our initial public offering and a $25,000 cash bonus at the one-year anniversary of the closing of our initial public offering.

         We have also granted Mr. Levy options to purchase up to 122,500 shares of our Common Stock at an exercise price of $1.43 per share. These options began to vest in January 2000 in 41 monthly installments of 2,916 shares and a final monthly installment of 2,944 shares. We also granted Mr. Levy options to purchase 52,500 shares of our Common Stock at an exercise price per share of $24.00. These options began to vest on a monthly basis over a period of 42 months following the closing of our initial public offering. The vesting of Mr. Levy's options will accelerate upon the earlier of:

         o our change in control, in which case vesting will accelerate to the six-month anniversary of the closing of the transaction; or

         o the termination of Mr. Levy's employment by us without cause or by him for good reason following our change in control, in which case vesting will accelerate to the date of his termination.

         If Mr. Levy's employment is terminated by us without cause or by him for good reason following our change in control, the vesting of any of these options that would have vested through the expiration of the employment term had the termination not occurred will be accelerated to the date of the termination. In addition, we would be required to pay Mr. Levy his salary until the scheduled expiration of his employment agreement. If Mr. Levy's employment is terminated due to death or for good cause, or a voluntary resignation, he will not be entitled to any compensation from us in addition to the payment of any accrued base salary, bonuses and benefits.

Attendance at Board and Committees Meetings

         The Board of Directors held eleven meetings and acted by unanimous written consent three times during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has a standing Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee held two meetings during the 2000 Fiscal Year. The Compensation Committee held four meetings and acted by unanimous written consent eleven times during the 2000 Fiscal Year. Each director attended or participated in 75% or more of (i) the meetings of the Board of Directors and
(ii) the meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year.

Compensation Committee Interlocks and Insider Participation

         During the 2000 Fiscal Year, the Compensation Committee consisted of three directors, Niles H. Cohen, Mark S. Hoffman and Reginald Van Lee. No interlocking relationship has existed between the members of the Company's Compensation Committee and the board of directors or compensation committee of any other company.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's employee stock purchase plan and stock option plans. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers for 2000.

         General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance.

         Factors The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2000 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

         Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

         Annual Bonus. During the last year, the executive officers of the Company were eligible for discretionary annual bonuses, as determined by the Compensation Committee. Among factors considered in determining the bonus were personal performance and the Company's achievements and performance.

         Long-term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in monthly installments over a forty-two month period (following a six month waiting period), contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

         The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 1,104,000 shares of Common Stock were granted to our executive officers in 2000.

         CEO Compensation. The plans and policies discussed above were the basis for the 2000 compensation of the Company's Chief Executive Officer, Mr. Richard
D. Forman. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In determining Mr. Forman's compensation, the Compensation Committee retained a compensation consultant, evaluated the compensation scale of other Internet companies and considered the Company's progress over the last year. Based on this assessment, Mr. Forman received a base salary of $200,000 for fiscal year 2000 and a bonus of $25,000. Options to purchase 525,000 shares of our Common Stock were granted to Mr. Forman in fiscal year 2000; he currently holds a total of 2,325,000 unexercised stock options.

         Compliance with Internal Revenue Code Section 162(m). As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 2000 Stock Incentive Plan contains certain provisions which permit the Company, on a grant-by-grant basis, to make awards of stock options that will qualify as performance-based compensation so that any compensation deemed paid in connection with the exercise of such options will be excluded from the 162(m) limitation. The Compensation Committee considers this among all factors taken into account when setting compensation policy and making individual compensation decisions.

         The Compensation Committee does not expect that the Company would be denied a deduction under Code Section 162(m) for compensation paid during 2000; however, it is possible that in some future year, a portion of the compensation payable to an executive officer will not be deductible under 162(m).

Submitted by:
               Niles H. Cohen*
               Mark S. Hoffman
               Reginald Van Lee

----------
* Mr. Cohen resigned from the Board of Directors and all Board Committee positions following the submission of the Compensation Committee Report included in this Proxy Statement.

Membership of the Audit Committee

         The Audit Committee currently consists of three directors, Mark S. Hoffman, Samantha McCuen and Mitchell I. Quain. Mr. Quain was appointed to fill the vacancy on the Audit Committee created at the time that Niles H. Cohen resigned.

            Report of the Audit Committee of the Board of Directors

         The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

         Role of the Audit Committee

         Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial information, systems of internal controls and financial reporting process. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

         Review of the Company's Audited Financial Statements for the Fiscal Year ended December 31, 2000

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accounts, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP from the Company.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Submitted by:
               Niles H. Cohen**
               Mark S. Hoffman
               Samantha McCuen

----------
** Mr. Cohen resigned from the Board of Directors and all Board Committee positions following the submission of the Audit Committee Report included in this Proxy Statement.

Performance Graph

         Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on March 3, 2000 (the day our shares commenced trading) through December 31, 2000 with the cumulative total return of $100 invested in the JP Morgan H&Q Technology Index and the Nasdaq Stock Market (U.S.) Index.

           COMPARISON OF CUMULATIVE TOTAL RETURN SINCE MARCH 3, 2000
      AMONG REGISTER.COM, INC., THE JP MORGAN H&Q TECHNOLOGY INDEX AND THE
                       NASDAQ STOCK MARKET (U.S.) INDEX.

                             [Line Chart Ommitted]


                                                                JP Morgan H&Q            Nasdaq Stock
                                     Register.com, Inc.          Technology             Market (U.S.)
                                     ------------------          ----------             -------------
3/3/00.......................            $   100.00              $   100.00               $   100.00
March 2000...................                289.58                   92.25                    97.95
April 2000...................                212.50                   82.29                    82.38
May 2000.....................                162.50                   72.35                    72.44
June 2000....................                127.34                   82.86                    85.16
July 2000....................                112.89                   77.56                    80.54
August 2000..................                 58.33                   91.23                    90.06
September 2000...............                 39.58                   81.35                    78.35
October 2000.................                 29.17                   73.94                    71.89
November 2000................                 24.48                   52.93                    55.43
December 2000................                 29.17                   52.86                    52.51


----------
(1) The graph covers the period from March 3, 2000, the first trading day of the Common Stock following the Company's initial public offering of shares of its Common Stock to December 31, 2000.

(2) The graph assumes that $100 was invested March 3, 2000, in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 2000, the Company entered into a consulting arrangement with Booz Allen & Hamilton Inc. Under the terms of this agreement, Booz Allen & Hamilton provided the Company with consulting services over a ten week period for a fee of $550,000. Reginald Van Lee, a member of the Company's Board of Directors, is a Partner at Booz Allen & Hamilton. In addition, in consideration for consulting services that Mr.Van Lee provided to us, in January 2000, we issued him options to purchase 9,450 shares of our Common Stock, with an exercise price equal to $24.00 per shares.

         Richard D. Forman is the President and principal owner of Lease On Line. We pay $500 a month to one of Lease On Line, Inc.'s employees for facilities management services provided to us. We have also issued options to purchase 5,000 shares of our Common Stock to this employee. In addition, we provided Lease on Line the use of approximately 200 square feet of our office space and various office services without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The members of our Board of Directors, our executive officers and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 Fiscal Year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of greater than ten percent of our Common Stock, except as set forth below.

         Messrs. Fried and Hirschler did not timely file a Form 3.

ANNUAL REPORT

         A copy of the Annual Report of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 2, 2001. Stockholders may obtain a copy of this report, without charge, by writing to the Secretary of the Company, at the Company's principal executive offices located at 575 Eighth Avenue, 11th Floor, New York, New York 10018.


New York, New York
Dated: April 27, 2001

                      Appendix A - Audit Committee Charter
                      ------------------------------------


                               REGISTER.COM, INC.

                            AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board of Directors have established and the Corporation's audit and financial reporting process.

         The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent accountants.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more independent directors.

         All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

III.     MEETINGS

         The Audit Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, the Audit Committee shall:

                  1. Review this Charter at least annually and recommend any changes to the Board.

                  2. Review the organization's annual financial statements and any other relevant reports or other financial information.

                  3. Review the regular internal financial reports prepared by management and any internal auditing department.

                  4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

                  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

                  6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

                  7. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

FORM OF PROXY

                               REGISTER.COM, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

         The undersigned stockholder of Register.com, Inc. hereby appoints Richard D. Forman and Rene M. Mathis, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Register.com, Inc. to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 on May 24, 2001 at 10:00 a.m. (Eastern Daylight time).

1. ELECTION OF DIRECTORS (for a term ending upon the 2002 Annual Meeting of Stockholders)

         NOMINEES:

         (01) Peter A. Forman     (04) Samantha McCuen     (07) Reginald Van Lee
         (02) Richard D. Forman   (05) Mitchell I. Quain
         (03) Mark S. Hoffman     (06) Jim Rosenthal

         / / FOR ALL        / / WITHHOLD ALL        / / FOR ALL EXCEPT:

                  INSTRUCTION: To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        / / FOR            / / AGAINST             / / ABSTAIN WITH RESPECT TO


                  proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should give their full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


-----------------------------------          -----------------------------------
Signature                   Date             Signature (Joint Owners)    Date